UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2014, the board of directors (the “Board”) of Eastern Virginia Bankshares, Inc. (the “Company”) elected Mr. John F. Biagas to the Board, subject to and effective upon the merger (the “Merger”) of Virginia Company Bank, Newport News, Virginia (“VCB”) with and into the Company’s wholly-owned banking subsidiary, EVB, Tappahannock, Virginia.

Mr. Biagas was elected to the Board pursuant to Section 2.01(d) of the Agreement and Plan of Reorganization dated May 29, 2014 among the Company, EVB and VCB (the “Agreement”), which provides that before the effective date of the Merger the Company will take action to elect one director of VCB to serve on the Board effective upon consummation of the Merger. Mr. Biagas’s initial term as a director of the Company will commence on the effective date of the Merger and run through the first annual meeting of the Company’s shareholders following the effective date of the Merger, and until his successor is elected and qualified. Also pursuant to Section 2.01(d) of the Agreement, the board of directors of EVB (the “EVB Board”) elected Mr. Biagas to the EVB Board, subject to and effective upon consummation of the Merger, subject to Mr. Biagas acquiring such shares of the Company’s common stock as necessary to satisfy minimum stock ownership requirements applicable under Virginia law. Mr. Biagas’s initial term as a director of EVB will commence on the effective date of the Merger and run through the first annual meeting of EVB’s shareholder following the effective date of the Merger, and until his successor is elected and qualified.

Subject to consummation of the Merger, Mr. Biagas will receive compensation for his service as a director of the Company and as a director of EVB consistent with that provided to the other non-employee directors of the Company and EVB. See the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 17, 2014 under the heading “Director Compensation” for further information on compensation paid by the Company and by EVB to non-employee directors.

Other than the Merger and the Agreement, there are no arrangements or understandings between Mr. Biagas and any other person pursuant to which he was selected as director and there are no material transactions between Mr. Biagas and the Company or EVB.

Item 8.01     Other Events

The information set forth in Item 5.02 of this report is incorporated by reference into this Item 8.01.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: October 23, 2014

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer